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                            Chartered Accountants      Telephone: (01) 4750555
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                 Consent of Ernst & Young, Chartered Accountants


We hereby give our consent to the inclusion in the Recommended Cash Offer by Hertal Acquisition plc for Riverdeep Group plc dated 3 February 2003 of references to Ernst & Young in the form and context in which they appear.




/s/ Ernst & Young

Ernst & Young

3 February 2003